Response to N-SAR Sub-Item 77H: Changes in Control of Registrant

(a) Acquisition of Control

    Driehaus International Small Cap Growth Fund

                                                    PERCENTAGE OF
NAME OF                            DESCRIPTION      SECURITIES OWNED
SHAREHOLDER           DATE(S)      OF TRANSACTION  (AS OF DECEMBER 31, 2007)
----------            ------       ----------        -----------
Richard H. Driehaus   09/17/2007   Share Purchase    28.58%


(b) Cessation of Control

    Not Applicable